EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT








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                         SUBSIDIARIES OF THE REGISTRANT

The only subsidiary of Golden Hole, Inc. is International Plastics and Equipment Corp., a Pennsylvania corporation, which does business under that name.